UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2014
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9815 S. Monroe Street, Suite 100, Sandy, UT		84070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On February 18, 2014, LifeVantage Corporation (the “Company”) entered into a commercial supply agreement (the "Agreement") with Deseret Laboratories, Inc. ("Deseret"). The Agreement is effective as of January 31, 2014. Under the terms of the Agreement, Deseret will continue to manufacture Protandim and Canine Health in accordance with our product specifications and Current Good Manufacturing Practices. The Agreement sets fixed prices for the manufacturing of the Company's products through the term of the Agreement, subject to certain adjustments set forth in the Agreement. The initial term of the Agreement is three years and automatically renews for additional one year terms until terminated. Either party may terminate the Agreement by providing written notice of non-renewal at least 90 days prior to the expiration of the initial term or any renewal term. Additionally, either party may terminate the Agreement at any time by providing three months prior written notice.
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company plans to file as an exhibit to its next quarterly report on Form 10-Q.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2014	LIFEVANTAGE CORPORATION By: /s/ Rob Cutler Name: Rob Cutler Title: General Counsel